EXHIBIT 4.1

FIFTH THIRD AUTO TRUST 20[    ]-[        ]

Class A-1 [    ]% Auto Loan Asset Backed Notes

Class A-2[-A] [    ]% Auto Loan Asset Backed Notes

[Class A-2-B LIBOR + [    ]% Auto Loan Asset Backed Notes]

Class A-3 [    ]% Auto Loan Asset Backed Notes

Class A-4 [    ]% Auto Loan Asset Backed Notes

Class B [    ]% Auto Loan Asset Backed Notes

FORM OF

INDENTURE

Dated as of [                    ]

[                    ],

as the Indenture Trustee

20[    ]-[        ] Indenture

CROSS REFERENCE TABLE1

TIA Section		Indenture Section

310	(a) (1)	6.11
	(a) (2)	6.11
	(a) (3)	6.10; 6.11
	(a) (4)	N.A.[2]
	(a) (5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.1
	(b)	7.2
	(c)	7.2
313	(a)	7.3
	(b) (1)	7.3
	(b) (2)	7.3
	(c)	7.3
	(d)	7.3
314	(a)	3.9
	(b)	3.6; 11.15
	(c) (1)	11.15
	(c) (2)	11.1
	(c) (3)	11.1
	(d)	11.1
	(e)	11.1
	(f)	N.A.
315	(a)	6.1(b)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.1(c)
	(e)	5.13
316	(a) (1) (A)	5.11
	(a) (1) (B)	5.12
	(a) (2)	N.A.
	(b)	5.7
	(c)	5.6(b)
317	(a) (1)	5.3(b)
	(a) (2)	5.3(d)
	(b)	3.3(c)
318	(a)	11.7

[1]	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

[2]	N.A. means Not Applicable.

20[    ]-[        ] Indenture

(continued)

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(continued)

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(continued)

Schedule I	Perfection Representations, Warranties and Covenants
Exhibit A	Form of Notes

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This INDENTURE, dated as of [                    ] (as amended, supplemented or otherwise modified and in effect from time to time, this “Indenture”), is between FIFTH THIRD AUTO TRUST 20[    ]-[        ], a Delaware statutory trust (the “Issuer”), and [                    ], a [                    ], solely as Indenture Trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and the equal and ratable benefit of the Holders of the Issuer’s Class A-1 [    ]% Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2[-A] [    ]% Auto Loan Asset Backed Notes (the “Class A-2[-A] Notes”), [Class A-2-B LIBOR + [    ]% Auto Loan Asset Backed Notes (the “Class A-2[-B] Notes”; and together with the “Class A-2 Notes”) Class A-3 [    ]% Auto Loan Asset Backed Notes (the “Class A-3 Notes”), Class A-4 [    ]% Auto Loan Asset Backed Notes (the “Class A-4 Notes”; and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”) and Class B [    ]% Auto Loan Asset Backed Notes (the “Class B Notes”; and together with the Class A Notes, the “Notes”).

GRANTING CLAUSE

The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes [and amounts payable by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement], equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders [and the Swap Counterparty], all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property which at any time constitute all or part of or are included in the proceeds of any of the Trust Estate (collectively, the “Collateral”).

The Indenture Trustee, on behalf of the Noteholders [and the Swap Counterparty], acknowledges the foregoing Grant, accepts the trusts under this Indenture and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.

The foregoing Grant is made in trust to secure (i) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein[, (ii) the payment of all amounts payable by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement] and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

Without limiting the foregoing Grant, any Receivable repurchased or purchased (a) by the Servicer pursuant to Section 3.6 of the Servicing Agreement or (b) by the Bank pursuant to

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Section 3.3 of the Receivables Sale Agreement shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by the applicable purchaser of the related Repurchase Price for such Repurchased Receivable.

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions. Capitalized terms are used in this Indenture as defined in Appendix A to the Sale Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Sale Agreement”), between the Issuer and Fifth Third Holdings Funding, LLC, as Seller, which contains rules as to usage that are applicable herein.

SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the U.S. Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.3 Other Interpretive Provisions. All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Indenture and GAAP conflict, the definitions in this Indenture shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Indenture are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular provision of this Indenture; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Indenture and references to any paragraph, subsection, clause or other

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subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II THE NOTES

SECTION 2.1 Form. The Class A-1 Notes, Class A-2[-A Notes, the Class A-2-B] Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

SECTION 2.2 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon Issuer Order, authenticate and deliver Class A-1 Notes for original issue in an Initial Note Balance of $[        ], Class A-2[-A] Notes for original issue in an Initial Note Balance of $[        ][, Class A-2[-B] Notes for original issue in an Initial Note Balance of $[        ]], Class A-3 Notes for original issue in an Initial Note Balance of $[        ], Class A-4 Notes for original issue in an Initial Note Balance of $[        ] and Class B Notes for original issue in an Initial Note Balance of $[        ]. The Note Balance of Class A-1 Notes, Class A-2[-A Notes, Class A-2-B] Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes Outstanding at any time may not exceed such amounts except as provided in Section 2.5.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $[●] and in integral multiples of $1,000 in excess thereof (except for [two Notes] of each Class which may be issued in a denomination other than an integral multiple of $1,000)[; provided that any Retained Notes shall be issued as

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Definitive Notes and the Holder of such Retained Notes shall be a Note Owner and a Noteholder for all purposes of this Indenture.]

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.4 Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall initially be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(b) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the

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designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like Outstanding Note Balance.

At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like Outstanding Note Balance, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

(c) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by, a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing, with such signature guaranteed by an “eligible grantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“Stamp”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act and (ii) accompanied by such other documents as the Indenture Trustee may require, including but not limited to the applicable Internal Revenue Service Form W-8 or W-9.

(e) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or Section 9.6 not involving any transfer.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of any Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to such Note.

By acquiring a Note (or any interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) shall be deemed to represent and warrant that either (a) it is not acquiring and will not hold such Note (or any interest therein) with the assets of a Benefit Plan or any Plan that is subject to Similar Law; or (b) (i) such Note is rated investment grade by a nationally recognized statistical rating organization at the time of purchase or transfer and (ii) the acquisition and holding of such Note (or any interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

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The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided, that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may upon delivery of the security or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Notwithstanding Section 5.9, the provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

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SECTION 2.6 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7 Payment of Principal and Interest; Defaulted Interest.

(a) Each Note shall accrue interest at its respective Interest Rate, and such interest shall be payable on each Payment Date as specified therein, subject to Sections 3.1 and 8.2. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer if an account has been designated by the related Noteholder three (3) Business Days prior to the related Payment Date, and otherwise by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

(b) The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.2. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of a majority of the Outstanding Note Balance have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date for that Class. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Definitive Note is registered at the close of business on the Record Date preceding the Payment Date on which Indenture Trustee expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(c) If the Issuer defaults on a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable Interest Rate for such Class of Notes), which shall be due and payable on the Payment

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Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.

SECTION 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.9 Release of Collateral. Subject to Section 11.1, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and, unless the Notes have been redeemed in accordance with Section 10.1 Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Issuer’s obligations under TIA Sections 314(c) and 314(d)(1), subject to Section 11.1 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order as directed pursuant to an Issuer Order accompanied by an Opinion of Counsel confirming that such release is permitted by such exemptive order.

SECTION 2.10 Book-Entry Notes. The Non-Retained Notes, upon original issuance, will be issued in the form of typewritten notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Book-Entry Note shall be issued with respect to each $500 million in principal amount of each Class of Non-Retained Notes and any such lesser amount. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Non-Retained Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 2.12:

(a) the provisions of this Section shall be in full force and effect;

(b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder of Non-Retained Notes, and shall have no obligation to the Note Owners;

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(c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Non-Retained Notes to such Clearing Agency Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Non-Retained Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12 and except with respect to notice and communications to any Holders of Retained Notes, the Indenture Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

SECTION 2.12 Definitive Notes. Except for any Retained Notes (which shall be originally issued as Definitive Notes), if (a) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Administrator or the Indenture Trustee is unable to locate a qualified successor, (b) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) an Event of Default shall have occurred, and Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Note Balance, voting together as a single Class, advise the Indenture Trustee through the Clearing Agency or its successor in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency or the custodian holding the Book-Entry Notes on behalf of the Clearing Agency at its direction, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

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The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.13 Authenticating Agents.

(a) Upon the request of the Issuer, the Indenture Trustee shall appoint one or more Persons (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.4, 2.5 and 9.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes “by the Indenture Trustee.” The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

(b) Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer.

(d) The provisions of Section 6.4 shall be applicable to any Authenticating Agent.

SECTION 2.14 Paying Agent.

(a) The Indenture Trustee may appoint a Paying Agent with respect to the Notes. Initially, the Paying Agent shall be the Indenture Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account and the Principal Distribution Account and to make distributions to the Noteholders, to the Designated Certificateholder Account, to the Servicer, to the Delaware Trustee, to the Administrator and to the Owner Trustee pursuant to Section 8.5 of this Indenture. The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect or for other good cause. Any Paying Agent shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Depositor and the Indenture Trustee. In the event that the Paying Agent shall have been removed or resigned, the Indenture Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company and may be the

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Indenture Trustee) with the consent of the Depositor, which consent shall not be unreasonably withheld.

(b) The Indenture Trustee in its capacity as initial Paying Agent hereunder agrees that it (i) will hold all sums held by it hereunder for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Person and (ii) shall comply with all requirements of the Code regarding the withholding of payments in respect of United States federal income taxes due from the Noteholders or Note Owners.

(c) The provisions of Section 6.1, 6.2, 6.3, 6.4, 6.7 and 6.9 shall be applicable, mutatis mutandis, to the Indenture Trustee as Paying Agent. An institution succeeding to the corporate trust or agency business of the Paying Agent shall continue to be the Paying Agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Paying Agent.

SECTION 2.15 Tax Treatment.

(a) The Issuer has entered into this Indenture, and the Notes (other than Retained Notes that are held by the Issuer or a Person treated as the same Person as the Issuer for United States federal income tax purposes) shall be issued, with the intention that, solely for United States federal, state and local income, franchise and/or value added tax purposes, the Notes shall qualify as indebtedness secured by the Collateral (other than Retained Notes that are held by the Issuer or a Person treated as the same Person as the Issuer for United States federal income tax purposes). The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note, if applicable, that is the Issuer or a Person that is considered to be the same Person as the Issuer for United States federal income tax purposes), agree to treat the Notes for federal, state and local income, franchise and/or value added tax purposes as indebtedness (other than Retained Notes that are held by the Issuer or a Person treated as the same Person as the Issuer for United States federal income tax purposes).

(b) The parties hereto agree that it is their mutual intent that, for all tax and other applicable purposes the Certificates shall not constitute indebtedness.

(c) For avoidance of doubt, no election will be made by or on behalf of the Issuer to be classified as an association taxable as a corporation for United States federal income tax purposes.

(d) On or before the date on which it acquires a Note (or interest therein) and thereafter promptly upon request, each Noteholder shall provide Tax Information to the Indenture Trustee, Paying Agent and/or the Issuer (or other person responsible for withholding of taxes, including but not limited to FATCA Withholding Tax, or reporting of information under FATCA). Each Noteholder is deemed to understand that by acceptance of a Note, such Noteholder agrees to supply the Tax Information. Further, each Noteholder is deemed to understand that the Issuer, Indenture Trustee and Paying Agent have the right to withhold interest payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with both of the preceding sentences.

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(e) To enable the Indenture Trustee to comply with its obligations under FATCA, the Issuer agrees (i) to provide the Indenture Trustee sufficient information about the parties and/or transactions contemplated hereunder that is in its possession (including any information relating to any modification to the terms of such transactions) so the Indenture Trustee can determine whether it has tax related obligations under FATCA and (ii) that the Indenture Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with FATCA. The terms of this Section 2.15(e) shall survive the termination of this Indenture.

SECTION 2.16 [Transfer Restrictions on the Retained Notes.

(a) None of the Issuer, the Indenture Trustee nor any other Person may register the Retained Notes under the Securities Act or any state securities laws. No Retained Note or any interest therein may be sold or transferred (including by pledge or hypothecation) to any other Person unless such sale or transfer is to a Qualified Institutional Buyer in accordance with Rule 144A (except for transfers of Retained Notes to the Depositor or any of its Affiliates and by the Depositor or any of its Affiliates as part of the initial distribution or any redistribution of the Retained Notes by the Depositor or any of its Affiliates pursuant to a note purchase agreement or any similar agreement).

(b) Prior to any sale or transfer of any Retained Note (or any interest therein) in a transaction pursuant to Rule 144A, each prospective transferee of such Retained Note (or any interest therein) (except for transfers of Notes to the Depositor or any Affiliate thereof (or disregarded entities thereof)) shall be deemed to make the following representations to the Indenture Trustee, the Note Registrar and the Depositor:

(i)    The transferee (A) is a Qualified Institutional Buyer, (B) is aware that the sale of the Retained Notes to it is being made in reliance on the exemption from registration provided by Rule 144A and (C) is acquiring the Retained Notes for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which the owner exercises sole investment discretion, and in a principal amount of not less than the minimum denomination of such Retained Note for the purchaser and for each such account.

(ii)    The Retained Notes may not at any time be held by or on behalf of any Person (other than the Depositor or an Affiliate of the Depositor) that is not a Qualified Institutional Buyer.

(iii)    The transferee understands that the Retained Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, none of the Retained Notes have been or will be registered under the Securities Act, and, if in the future the transferee decides to offer, resell, pledge or otherwise transfer the Retained Notes, such Retained Notes may only be offered, resold, pledged or otherwise transferred in accordance with this Indenture and the applicable legend on such Retained Notes set forth below. The transferee acknowledges that no representation is made by the Issuer as to the availability of any exemption under the Securities Act or any applicable state securities laws for resale of the Retained Notes.

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(iv)    The transferee understands that an investment in the Retained Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The transferee has had access to such financial and other information concerning the Issuer and the Retained Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Retained Notes, including an opportunity to ask questions of and request information from the Servicer, the Depositor and the Issuer. The transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Retained Notes, and the transferee and any accounts for which it is acting are each able to bear the economic risk of the Holder’s or of its investment.

(v)    In connection with the transfer of the Retained Notes (a) none of the Issuer, the Servicer, the Depositor, any underwriter of the Retained Notes, nor the Indenture Trustee is acting as a fiduciary or financial or investment adviser for the transferee, (b) the transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any underwriter of the Retained Notes, the Issuer, the Servicer, the Depositor, or the Indenture Trustee other than in the most current offering memorandum for such Retained Notes and any representations expressly set forth in a written agreement with such party, (c) none of any underwriter of the Retained Notes, the Issuer, the Servicer, the Depositor, or the Indenture Trustee has given to the transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the Retained Notes, (d) the transferee has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by any underwriter of the Retained Notes, the Issuer, the Servicer, the Depositor, or the Indenture Trustee, (e) the transferee has determined that the rates, prices or amounts and other terms of the purchase and sale of the Retained Notes reflect those in the relevant market for similar transactions, (f) the transferee is purchasing the Retained Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks and (g) the transferee is a sophisticated investor familiar with transactions similar to its investment in the Retained Notes.

(vi)    The transferee understands that the Retained Notes will bear the legend(s) substantially similar to those set forth in Section 2.16(c) unless the Issuer determines otherwise in compliance with applicable law.

(vii)    The transferee is not acquiring the Retained Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

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(viii)    The transferee will provide notice to each Person to whom it proposes to transfer any interest in the Retained Notes of the transfer restrictions and representations set forth in this Indenture, including the Exhibits hereto.

(ix)    The transferee acknowledges that any transfer in violation of the foregoing will be of no force and effect, will be void ab initio, and will not operate to transfer any rights to the transferee.

(c) Each Retained Note will bear a legend to the following effect:

THIS NOTE OR ANY INTEREST HEREIN HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED. THIS NOTE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO. FOR THE AVOIDANCE OF DOUBT, THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO THE DEPOSITOR OR ANY OF ITS AFFILIATES.

TRANSFERS OF THIS NOTE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

(d) Any Retained Notes may not be transferred to a Person unrelated to the Issuer unless the Administrator shall cause an Opinion of Counsel to be delivered to the Depositor and the Indenture Trustee at such time stating that either (x) such Notes will be debt for United States federal income tax purposes or (y) the sale of such Notes will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation. With respect to any transfer for which the Opinion of Counsel provided pursuant to the preceding sentence is as described in clause (y), the sale or transfer of such Notes must be to a Person who is a United States Tax Person, must not be required to be registered under the Securities Act, and such Notes and the Certificates may at no time be held by more than 95 Persons, directly or indirectly, unless such Opinion of Counsel also states that such Notes will be debt for United States federal income tax purposes. In addition, if for tax or other reasons it may be necessary to track such Notes (e.g., if the Notes have original issue discount), tracking conditions such as requiring that such Notes be in definitive registered form may be required by the Administrator as a condition to such transfer. Any Retained Notes whose transfer required the delivery of the Opinion of Counsel as is described in clause (y) will require a similar Opinion of Counsel with respect to each subsequent transfer of such Retained Notes.

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(e) Any purported transfer of a Retained Note not in accordance with this Section 2.16 shall be null and void ab initio and shall not be given effect for any purpose hereunder.]

ARTICLE III COVENANTS

SECTION 3.1 Payment of Principal and Interest; [Determination of LIBOR.]

(a) The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing and subject to Section 8.2, on each Payment Date the Issuer shall cause to be paid all amounts on deposit in the Collection Account which represent the Reserve Account Draw Amount and Available Funds for such Payment Date received by the Servicer during the preceding Collection Period. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture. Interest accrued on the Notes shall be due and payable on each Payment Date. The final interest payment on each Class of Notes is due on the earlier of (a) the Payment Date (including any Redemption Date) on which the principal amount of that Class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date for that Class of Notes.

(b) [If the rates used to determine LIBOR do not appear on the Bloomberg Screen BTMM Page (or any successor page), the rates for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m. London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of the four major banks in the London interbank market selected by the Administrator to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Administrator, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period. The Indenture Trustee shall obtain LIBOR in accordance with the definition of “LIBOR” or this clause (b), as applicable, on the LIBOR Determination Date (or in the event that the LIBOR Determination Date is not a Business Day, the next succeeding Business Day) and shall provide such rate to the Administrator or such person as directed by the Administrator.]

SECTION 3.2 Maintenance of Office or Agency. As long as any of the Notes remain Outstanding, the Issuer shall maintain at the applicable Corporate Trust Office, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the

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foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the applicable Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3 Money for Payments to Be Held in Trust.

(a) As provided in Sections 5.4 and 8.2, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on the Notes shall be paid over to the Issuer except as provided in this Section and Section 8.5.

(b)      On or prior to the close of business on the Business Day prior to each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes in accordance with Section 8.5(a), and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto pursuant to the Transaction Documents and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

(c)      The Issuer shall cause each Paying Agent, other than the Indenture Trustee, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as provided in the Transaction Documents;

(ii) give the Indenture Trustee written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

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(v) comply with all (A) requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate governmental authority); and (B) all applicable reporting requirements in connection with any payments made by it on any Notes and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Issuer.

(d)      The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)      Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuer upon receipt of an Issuer Request and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, shall at the reasonable expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the written direction of and at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

SECTION 3.4 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.5 Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders [and the Swap Counterparty] to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders [and the Swap Counterparty], a first lien on and a first priority,

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perfected security interest in the Collateral (except to the extent that the interest of the Indenture Trustee therein cannot be perfected by the filing of a financing statement). The Issuer shall from time to time execute and deliver all such supplements and amendments hereto, shall file or authorize the filing of all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Collateral;

(b) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d) enforce any of the Collateral; or

(e) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be filed (if any) pursuant to this Section; provided, however, the Indenture Trustee shall have no duty and shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest and shall have no liability in connection with taking or failing to take such action. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Issuer shall not be required to notify any Dealer or any insurer with respect to any Insurance Policy about any aspect of the transactions contemplated by the Transaction Documents.

SECTION 3.6 Opinions as to Collateral.

(a) On the Closing Date, the Issuer shall furnish or cause to be furnished to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the filing of any financing statements and continuation statements as are necessary to perfect and make effective the first priority lien and security interest of this Indenture, and reciting the details of such action, or (ii) no such action is necessary to make such lien and security interest effective.

(b) Within one hundred twenty (120) days after the beginning of each calendar year, beginning with April 30, [        ], the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture, and reciting the details of such actions or (ii) no such

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action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

SECTION 3.7 Performance of Obligations.

(a) The Issuer shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Transaction Documents or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer shall, and shall cause the Administrator and the Servicer to, punctually perform and observe all of its respective obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.

SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a) engage in any activities other than financing, acquiring, owning, pledging and managing the Receivables and the other Collateral as contemplated by this Indenture and the other Transaction Documents;

(b) except as expressly permitted by this Indenture or in the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer;

(c) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

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(d) dissolve or liquidate in whole or in part;

(e) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) security interest in the Collateral (it being understood that (A) either each Receivable constituting part of the Collateral is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to the Receivable have been taken or will be taken to perfect a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party and (B) the Issuer shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor about any aspect of the transactions contemplated by the Transaction Documents);

(f) incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents; or

(g) merge or consolidate with, or transfer substantially all of its assets to, any other Person.

SECTION 3.9 Annual Compliance Statement.

(a) So long as the Seller is filing any reports with respect to the Issuer under the Exchange Act, the Issuer shall deliver to the Indenture Trustee on or before [March 30th] of each calendar year beginning with [March 30], [        ], an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during such year (or since the Closing Date, in the case of the first such Officer’s Certificate) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b) The Issuer shall:

(i) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or

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15(d) of the Exchange Act or such other reports required pursuant to TIA Section 314(a)(1);

(ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders as required by TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.9(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.

(c) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(d) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall be the same as the fiscal year of the Servicer.

SECTION 3.10 Restrictions on Certain Other Activities. The Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, pledging and managing the Trust Estate and the other Collateral in the manner contemplated by the Transaction Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.11 Restricted Payments. The Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, that the Issuer may cause to be made distributions to the Servicer, the Administrator, the Delaware Trustee, the Owner Trustee, the Indenture Trustee, the Noteholders[, the Swap Counterparty] and the Certificateholders as

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permitted by, and to the extent funds are available for such purpose under, this Indenture, the Servicing Agreement, the Administration Agreement or the Trust Agreement. Other than as set forth in the preceding sentence, the Issuer will not, directly or indirectly, make distributions from the Trust Accounts.

SECTION 3.12 Notice of Events of Default. The Issuer shall promptly deliver to the Indenture Trustee, the Delaware Trustee, the Owner Trustee[, the Swap Counterparty] and each Rating Agency written notice in the form of an Officer’s Certificate, of an Event of Default or any event which with the giving of notice, the lapse of time or both would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 3.13 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.14 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.

SECTION 3.15 Perfection Representations, Warranties and Covenants. The perfection representations, warranties and covenants attached hereto as Schedule I shall be deemed to be part of this Indenture for all purposes.

SECTION 3.16 Investment Company Act Representation. The Issuer hereby represents and warrants to the Indenture Trustee that it is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended.

ARTICLE IV SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10 and 3.11, (v) the rights, protections, indemnities and immunities of the Indenture Trustee hereunder and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a) either (i) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation or (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable at the latest occurring Final Scheduled Payment

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Date which shall occur within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, when due, to the latest occurring Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer[, including, without limitation, all amounts owed to the Swap Counterparty, including all Swap Termination Payments] (but without taking into account any distributions to the Designated Certificateholder Account); and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee and if such discharge is not related to a redemption of the Notes in accordance with Section 10.1) a certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied (provided, that such Officer’s Certificate need not state that the Rating Agency Condition has been satisfied if all amounts owing on each Class of Notes have been paid or will be paid in full on the date of delivery of such Officer’s Certificate)).

SECTION 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture. Such monies need not be segregated from other funds except to the extent required herein or by law.

SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V REMEDIES

SECTION 5.1 Events of Default. The occurrence and continuation of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Event of Default”):

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(a) a default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five (5) Business Days or more;

(b) a default in the payment of principal of any Note at the related Final Scheduled Payment Date or the Redemption Date;

(c) any failure by the Issuer to duly observe or perform any of its covenants or agreements made in this Indenture (other than (i) a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed in this Section 5.1 or (ii) a covenant or agreement in Section 12.2), which failure materially and adversely affects the interests of the Noteholders, and such failure shall continue unremedied for a period of ninety (90) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee (to the extent a Responsible Officer of the Indenture Trustee has received written notice or has actual knowledge of such failure) or by Noteholders evidencing at least a majority of the Outstanding Note Balance, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) any representation or warranty of the Issuer made in this Indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the Noteholders, and which failure continues unremedied for ninety (90) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee (to the extent a Responsible Officer of the Indenture Trustee has received written notice or has actual knowledge of such failure) or by Noteholders evidencing at least a majority of the Outstanding Note Balance, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) a Bankruptcy Event with respect to the Issuer;

provided, however, that a delay in or failure of performance referred to under clauses (a), (b), (c) or (d) above for a period of one hundred twenty (120) days will not constitute an Event of Default if that delay or failure was caused by force majeure or other similar occurrence.

SECTION 5.2 Acceleration of Maturity; Waiver of Event of Default.

(a) Except as set forth in the following sentence, if an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee shall, if directed by the Noteholders representing not less than a majority of the Outstanding Note Balance, declare all of the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid Note Balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) occurs, all unpaid principal, together with all accrued and unpaid interest thereon,

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of all Notes, and all other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder.

(b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided for in this Article V, the Noteholders representing a majority of the Outstanding Note Balance, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred and (B) all sums paid or advanced by, or indemnities owed by the Issuer to, the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel[, and (C) any Net Swap Payments and any Swap Termination Payments then due and payable to the Swap Counterparty under the Interest Rate Swap Agreement]; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

If the Notes have been declared due and payable or have automatically become due and payable following an Event of Default, the Indenture Trustee may institute Proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral and continue to apply the proceeds from the Collateral as if there had been no declaration of acceleration. Any sale of the Collateral by the Indenture Trustee will be subject to the terms and conditions of Section 5.4.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

(a) The Issuer covenants that if (i) a default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) Business Days or more, or (ii) a default is made in the payment of the principal of any Note at the related Final Scheduled Payment Date or the Redemption Date, the Issuer will, upon demand of the Indenture Trustee in writing as directed by a majority of the Outstanding Note Balance, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the

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reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay the amounts described in clause (a) above upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, all indemnities owed by the Issuer to, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable laws and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

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(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, indemnities owed by the Issuer to, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct, and any other amounts due the Indenture Trustee under Section 6.7.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes [and the Swap Counterparty].

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.4 Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.2 and 5.5):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect

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thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii) exercise any other remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv) subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default unless (A) the Holders of 100% of the Outstanding Note Balance [of the Controlling Class and the Swap Counterparty] have consented to such liquidation, (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes [and all amounts due to the Swap Counterparty under the Interest Rate Swap Agreement] or (C) the Event of Default relates to the failure to pay interest or principal when due (a “Payment Default”) and the Indenture Trustee determines (but shall have no obligation to make such determination) that the Collections on the Receivables will not be sufficient on an ongoing basis to make all payments on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66-2/3% of the Outstanding Note Balance [of the Controlling Class and the Swap Counterparty]. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may, but need not, obtain at other than its own expense and fully rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding anything herein to the contrary, if the Event of Default does not relate to a Payment Default or Bankruptcy Event with respect to the Issuer, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate unless the Holders of all Outstanding Notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the Outstanding Notes.

(b) Notwithstanding the provisions of Sections 8.2 or 8.5 of this Indenture, if the Indenture Trustee collects any money or property pursuant to this Article V and the Notes have been accelerated, it shall pay out such money or property (and other amounts, including all amounts held on deposit in the Reserve Account, other than net investment earnings) held as Collateral for the benefit of the Noteholders (net of liquidation costs associated with the sale of the Trust Estate) in the following order of priority:

(i) first, to the Indenture Trustee, the Delaware Trustee, the Owner Trustee (including as Certificate Paying Agent) and the Asset Representations Reviewer, any accrued and unpaid fees, indemnity payments and reasonable expenses permitted under

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the applicable Transaction Documents; provided, that the amounts payable pursuant to this clause will be limited to $[        ] per annum in the aggregate;

(ii) [second, to the Servicer (or any predecessor Servicer, if applicable), for reimbursement of all outstanding Advances[; provided, however, that the Available Funds from the Risk Retention Reserve Account may not be used to pay the Servicer so long as the Servicer is an Affiliate of Fifth Third Bank];]

(iii) third, to the Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior Collection Periods[; provided, however, that the Available Funds from the Risk Retention Reserve Account may not be used to pay the Servicer so long as the Servicer is an Affiliate of Fifth Third Bank];

(iv) [fourth, to the Swap Counterparty, any due and unpaid Net Swap Payments;]

(v) fifth, [pro rata, (A) to the Swap Counterparty for any due and unpaid Senior Swap Termination Payments and (B)] to the Class A-1 Noteholders, pro rata, the Accrued Note Interest; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Note Interest, the amount available shall be applied to the payment of such interest on each Class of Notes on a pro rata basis based on the amount of interest payable to each Class of Class A Notes;

(vi) sixth, if an Event of Default described in Section 5.1(a), (b) or (e) has occurred, in the following order of priority:

(a) to the Holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, on a pro rata basis (based on the Note Balance of each Class on such Payment Date), until all Classes of the Class A Notes have been paid in full;

(b) to the Holders of the Class B Notes, the Class B Noteholders’ Monthly Accrued Interest;

(c) to the Holders of the Class B Notes, until the Class B Notes have been paid in full;

(vii) [seventh, if an Event of Default described in Section 5.1(c) or (d) has occurred, in the following order of priority:

(a) to the Holders of the Class B Notes, the Accrued Note Interest;

(b) to the Holders of the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(c) to the Holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, on a pro rata basis (based on the Note Balance of each Class on such Payment Date), until all Classes of the Class A Notes have been paid in full.

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(d) to the Holders of the Class B Notes until the Class B Notes have been paid in full;

(viii) [eighth, to the Swap Counterparty, any Subordinated Swap Termination Payments and any other amounts payable by the Issuer to the Swap Counterparty and not previously paid;]

(ix) ninth, to the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, any accrued and unpaid fees, reasonable expenses and indemnity payments which have not previously been paid; and

(x) tenth, any remaining funds shall be distributed to the Designated Certificateholder Account.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Prior to an acceleration of the Notes after an Event of Default, if the Indenture Trustee collects any money or property pursuant to this Article V, such amounts shall be deposited into the Collection Account and distributed in accordance with Sections 8.2 or 8.5 hereof.

(c) Notwithstanding the foregoing, in the event that the Bank were to become the subject of an insolvency proceeding and the FDIC as receiver or conservator for the Bank pays damages as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, then the actions and distributions described in Section 12.5 shall be effected instead of Section 5.4(b).

SECTION 5.5 Optional Preservation of the Collateral. If the Notes have been declared or are automatically due and payable under Section 5.2 following an Event of Default and such declaration or automatic occurrence and its consequences have not been rescinded and annulled, if permitted hereunder, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral and, if the Indenture Trustee elects to maintain such possession, it shall continue to apply the proceeds thereof in accordance with Section 5.4(b). It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes [and amounts due to the Swap Counterparty] under the Transaction Documents, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain at other than its own expense and fully rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

SECTION 5.6 Limitation of Suits.

(a) No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or the other Transaction Documents, or for the

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appointment of a receiver or trustee, or for any other remedy hereunder, except pursuant to the dispute resolution provisions described in Section 3.4 of the Receivables Sale Agreement, unless:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default or of a breach of the Transaction Documents by a party thereto (a “Claim”);

(ii) the Holders of not less than 25% of the Outstanding Note Balance of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default or Claim, as applicable, in its own name as the Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day (60) period by the Holders of a majority of the Outstanding Note Balance.

No Noteholder or group of Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except, in each case, to the extent and in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Note Balance, the Indenture Trustee will take the action, if any, directed by the largest percentage of Noteholders satisfying Section 5.6(a), notwithstanding any other provisions of this Indenture.

(b) No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).

SECTION 5.7 Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Noteholder.

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SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee[, the Swap Counterparty] or to the Noteholders is intended to be exclusive of any other right or remedy except to the extent explicitly set forth herein, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11 Control by Noteholders. Subject to the provisions of Sections 5.4, 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the Outstanding Note Balance shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee; provided, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) subject to the express terms of the proviso and the last sentence of Section 5.4(a), any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Note Balance unless the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the Outstanding Notes;

(c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Note Balance to sell or liquidate the Trust Estate shall be of no force and effect;

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(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction, applicable law and the terms of this Indenture; and

(e) such direction shall be in writing;

provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes of not less than a majority of the Outstanding Note Balance, may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder or (c) arising from a Bankruptcy Event with respect to the Issuer. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any prior, subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Note Balance or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly

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waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b), if the maturity of the Notes has been accelerated pursuant to Section 5.2, or Sections 8.2 and 8.5 of this Indenture, if the maturity of the Notes has not been accelerated.

SECTION 5.16 Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance (i) by the Seller of its obligations to the Issuer under or in connection with the Sale Agreement, (ii) by the Servicer of its obligations to the Issuer under or in connection with the Servicing Agreement, (iii) by the Seller or FTH LLC, as applicable, of each of their obligations under or in connection with the Purchase Agreement or (iv) by FTH LLC or the Bank, as applicable, of each of their obligations under or in connection with the Receivables Sale Agreement, in each case, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the Purchase Agreement and the Receivables Sale Agreement, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Servicer or FTH LLC thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Seller of its obligations under the Sale Agreement, by the Servicer of its obligations under the Servicing Agreement, by the Seller or FTH LLC of each of their obligations under or in connection with the Purchase Agreement or by FTH LLC or the Bank of each of their obligations under or in connection with the Receivables Sale Agreement.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Holders of a majority of the Outstanding Note Balance shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller under or in connection with the Sale Agreement, against the Servicer under or in connection with the Servicing Agreement, against the Seller or FTH LLC under or in connection with the Purchase Agreement or against FTH LLC or the Bank under or in connection with the Receivables Sale Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer, the Bank or FTH LLC of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement, the Purchase Agreement or the Receivables Sale Agreement, as applicable, and any right of the Issuer to take such action shall be suspended.

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SECTION 5.17 Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper, at other than its own expense, stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Seller and the Servicer of any proposed sale, and the Seller, the Servicer or any Affiliate thereof shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.

ARTICLE VI THE INDENTURE TRUSTEE

SECTION 6.1 Duties of the Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Prior to the occurrence of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or the other Transaction Documents against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, resolutions, certificates of auditors, opinions or other documents furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall examine the certificates, opinions or other documents to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

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(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in the exercise of any trust or power conferred upon it hereunder in accordance with a direction received by it pursuant to Section 5.11.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

(g) No provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. None of the provisions of this Indenture shall in any event require the Indenture Trustee to perform or be responsible for the manner of performance of any of the obligations of the Servicer unless the Indenture Trustee becomes the successor Servicer.

(h) Every provision of this Indenture and each other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i) The Indenture Trustee shall not be required to maintain a fidelity bond or errors and omissions policy in connection with the Transaction Documents.

SECTION 6.2 Rights of the Indenture Trustee. Subject to the provisions of Section 6.1:

(a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or under any of the Transaction Documents to which the Indenture Trustee is a party or perform any duties hereunder or under any of the Transaction Documents to which the Indenture Trustee is a party either directly or by or through agents or attorneys or a custodian or nominee, and the

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Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10, or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and any Transaction Documents to which the Indenture Trustee is a party shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture, other than requests, demands or directions relating to an Asset Representations Review pursuant to Section 7.5, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to the Indenture Trustee, in its sole discretion, against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

(g) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Default, Event of Default, event or information unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the applicable Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture, and shall have no duty to take any action to determine whether any such event, default, Default or Event of Default has occurred.

SECTION 6.3 Individual Rights of the Indenture Trustee. Subject to Section 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Seller, the Owner Trustee, the Delaware Trustee, the Administrator and their respective Affiliates with the same rights it would have if it were not the Indenture Trustee, and the Seller, the Owner Trustee, the Delaware Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking and investment banking relationships with the Indenture Trustee and its Affiliates. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

SECTION 6.4 The Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes, and shall

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not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes, all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is either actually known by a Responsible Officer of the Indenture Trustee or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder, the Owner Trustee, the Delaware Trustee, the Issuer and the Administrator notice of the Default within ninety (90) days after such knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Noteholders. In addition, if a Servicer Replacement Event occurs and is continuing and if it is either actually known by a Responsible Officer of the Indenture Trustee or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall provide the Delaware Trustee, the Owner Trustee and the Administrator written notice of such Servicer Replacement Event.

SECTION 6.6 Reports by the Paying Agent to Noteholders.

(a) The Paying Agent, at the expense of the Issuer, shall make available to each Noteholder, not later than the latest date permitted by law, such information as may be required by law to enable such Holder to prepare its federal and state income tax returns.

(b) The Paying Agent shall comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

SECTION 6.7 Compensation and Indemnity. The Issuer shall cause the Servicer to (i) pay to the Indenture Trustee from time to time such compensation as the Servicer and the Indenture Trustee shall from time to time agree in writing for services rendered by the Indenture Trustee hereunder in accordance with a fee letter between the Servicer and the Indenture Trustee, provided, however, that such fee letter may be amended from time to time after the date hereof to provide for the Indenture Trustee’s role as Computation Agent and as agreed to by the Servicer and the Indenture Trustee, (ii) reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of the trust or trusts hereunder or the performance of its duties as Indenture Trustee including any action, claim or suit to enforce the Indenture Trustee’s right to indemnification. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder. The Issuer shall, or shall cause the Servicer

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to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Servicer to, pay the fees and expenses of such counsel. The Indenture Trustee shall not be indemnified by the Administrator, the Issuer, the Seller, FTH LLC, the Bank or the Servicer against any loss, liability or expense incurred by it or arising from (i) [                    ]’s own willful misconduct, negligence or bad faith, (ii) the inaccuracy of any representation or warranty expressly made by [                    ] in its individual capacity or any representation or warranty made by [                    ] in accordance with Sections 8.18, 8.19 or 8.20 of the Servicing Agreement or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Indenture Trustee.

The compensation and indemnity obligations to the Indenture Trustee pursuant to this Section shall survive the discharge or assignment of this Indenture and the resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default set forth in Section 5.1(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Any amounts payable by the Issuer to the Indenture Trustee pursuant to this Section 6.7 shall be paid by the Issuer in accordance with Section 8.5(a) or Section 5.4(b) of this Indenture, as applicable.

SECTION 6.8 Removal, Resignation and Replacement of the Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, [the Swap Counterparty,] the Administrator and the Servicer. The Holders of a majority of the Outstanding Note Balance may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer thirty (30) days in advance, and following that removal may appoint a successor to the Indenture Trustee. The Issuer shall remove the Indenture Trustee, upon thirty (30) days prior notice, if:

(a) the Indenture Trustee fails to comply with Section 6.11;

(b) a Bankruptcy Event occurs with respect to the Indenture Trustee;

(c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly, but no later than thirty (30) days, appoint a successor Indenture Trustee which satisfies the requirements set forth in Section 6.11.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee[, the Swap Counterparty] and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a

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notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Note Balance may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and payment of all fees and expenses owed to the retiring Indenture Trustee.

The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

SECTION 6.9 Successor Indenture Trustee by Merger. Subject to Section 6.11, if the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall promptly notify the Administrator of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, after delivering written notice to the Administrator, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrator acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. If the Administrator shall not have joined in such appointment within

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thirty (30) days after the delivery to it of a request to do so, or in the case of an Event of Default shall have occurred and is continuing, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

(iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or, acting jointly, remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

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SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a) and, in addition, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of at least investment grade or better by each Rating Agency or shall otherwise be acceptable to each Rating Agency. The Indenture Trustee shall also satisfy the requirements of TIA Section 310(b). Neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.

SECTION 6.12 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 6.13 Representations and Warranties. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and the Noteholders shall rely:

(i) the Indenture Trustee is a [                    ] duly organized, validly existing and in good standing under the federal laws of [                    ]; and

(ii) the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

(iii) this Indenture has been duly executed and delivered by the Indenture Trustee; and

(iv) this Indenture is a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

ARTICLE VII NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.1 The Issuer to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished and the Indenture Trustee shall be fully protected with no liability in relying on the most recently provided copy of such list; provided, however, that so long as (i) the Indenture Trustee is the Note Registrar, or (ii) the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

SECTION 7.2 Preservation of Information; Communications Among Noteholders.

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(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as the Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

(b) The Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more Noteholders evidencing not less than 25% of the Outstanding Note Balance to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Section 312(b)), the Indenture Trustee shall (i) promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto and (ii) within five Business Days after receipt of such notice, forward a copy of the list of Noteholders produced to such Noteholders. A Noteholder (if the Notes are represented by Definitive Notes) or Note Owner (if the Notes are represented by Book-Entry Notes), as applicable, that seeks to communicate with other Noteholders or Note Owners, as applicable, about the exercise of Noteholder and Note Owner rights under this Indenture or the other Transaction Documents may send a request to the Depositor to include information regarding the communication in the Form 10-D to be filed by the Servicer, on behalf of the Issuer, with the Commission relating to the Collection Period in which such request was received. Each request must include (i) the name of the requesting Noteholder or Note Owner, (ii) the method by which the other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner and (iii) in case of a Note Owner, a certification from the Note Owner that it is a Note Owner, together with at least one form of documentation, acceptable to the Indenture Trustee, evidencing its ownership of a Note, including, but not limited to, a trade confirmation, account statement, letter from a broker or dealer or other similar document. On receipt of such a request, the Servicer will include in the Form 10-D to be filed (i) a statement that the Issuer has received a request from a Noteholder or a Note Owner, as applicable, that is interested in communicating with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Transaction Documents, (ii) the name of the requesting Noteholder or Note Owner, (ii) the date the request was received and (iv) a description of the date and method by which the other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner. The Servicer will be responsible for any costs associated with including the Noteholder or Note Owner requests in the Form 10-D.

(c) The Issuer, the Indenture Trustee and Note Registrar shall have the protection of TIA Section 312(c).

SECTION 7.3 Reports by the Indenture Trustee. If required by TIA Section 313(a), within sixty (60) days after each March 31, beginning with March 31, 20[ ], the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Noteholders shall be

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filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

SECTION 7.4 Statements to Certificateholders and Noteholders. On each Payment Date, the Relevant Trustee shall forward the Servicer’s Certificate provided by the Servicer pursuant to Section 3.9 of the Servicing Agreement or make available such Servicer’s Certificate on its website as described below to the Issuer, the Servicer and each Noteholder and Certificateholder of record as of the most recent Record Date and, if a Certificate Distribution Account shall have been established, the Owner Trustee and the Certificate Paying Agent, which Servicer’s Certificate shall contain a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (to the extent applicable):

(a) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(b) the Class A-1 Note Balance, the Class A-2[-A Note Balance and Class A-2-B] Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance and the Class B Note Balance, in each case after giving effect to payments on such Payment Date;

(c) (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (v) the change in such balance from the immediately preceding Payment Date;

(d) the First Allocation of Principal and Regular Principal Distribution Amount for such Payment Date;

(e) the Net Pool Balance [and][,][the Pool Factor and][the Note Factor] as of the close of business on the last day of the preceding Collection Period;

(f) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees;

(g) the amount of the Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(h) the amount of fees to be paid to the Delaware Trustee, the Indenture Trustee and the Owner Trustee, if any, with respect to the related Payment Date and the amount of any unpaid fees to the Delaware Trustee, the Indenture Trustee and the Owner Trustee, if any, and the change in such amount from that of the prior Payment Date;

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(i) the aggregate Repurchase Price with respect to Repurchased Receivables paid by the Servicer or the Bank, as applicable, with respect to the related Collection Period;

(j) the aggregate amount being distributed on such Payment Date to the Designated Certificateholder Account; and

(k) the amount of Collections for the related Collection Period;

(l) a statement that the Servicer has received a communication request for a Noteholder interested in communicating with other Noteholders regarding the possible exercise of rights under the Transaction Documents, the name and contact information for the requesting Noteholder and the date such request was received;

(m) the Delinquency Percentage and whether the Delinquency Trigger has been met or exceeded;

(n) whether and when Noteholders or Note Owners, as applicable, have elected to initiate a vote of the Noteholders and Note Owners, as applicable, with respect to an Asset Representations Review to determine whether the Asset Representations Reviewer will conduct an Asset Representations Review;

(o) a summary of the findings and conclusions of any Asset Representations Review conducted by the Asset Representations Reviewer; [and]

(p) information with respect to any change in the Asset Representations Reviewer as required by Item 1121(d)(2) of Regulation AB[; and]

(q) [for periods on or after November 23, 2016: any asset level information as required by Item 1111(h) and Item 1125 of Regulation AB].

No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

The Relevant Trustee will make available via the Relevant Trustee’s internet website all reports or notices required to be provided by the Relevant Trustee under this Section 7.4. Any information that is disseminated in accordance with the provisions of this Section 7.4 shall not be required to be disseminated in any other form or manner. The Relevant Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at [                    ] or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Delaware Trustee, the Owner Trustee, the Servicer, the Issuer or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this

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Agreement. The Indenture Trustee shall notify the Noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

SECTION 7.5 Noteholder and Note Owner Demand for Asset Representations Review. If the Delinquency Percentage on any Payment Date exceeds the Delinquency Trigger for that Payment Date, the Servicer will notify the Noteholders and Note Owners of that occurrence on the Form 10-D filed for that Payment Date. On or after such Payment Date, a Noteholder (if the Notes are represented by Definitive Notes) or Note Owner (if the Notes are represented by Book-Entry Notes), which in each case provides the documentation set forth in Section 7.2(b)(iii), may make a demand on the Indenture Trustee in accordance with Section 11.3 to cause a vote of the Noteholders or Note Owners, as applicable, about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review. The Servicer will notify investors of the initiation of such a vote on Form 10-D filed for that Payment Date. If Noteholders and Note Owners of at least 5% in the aggregate of the Outstanding Principal Balance of the Notes demand a vote within 90 days after filing of the Form 10-D in which the occurrence of the Delinquency Trigger being met or exceeded was reported, the Indenture Trustee will promptly request a vote of the Noteholders and Note Owners (through the Clearing Agency). The Indenture Trustee shall set a record date for purposes of determining the identity of Noteholders or Note Owners, as applicable, entitled to vote in accordance with TIA Section 316(d) as of the date of the filing of the Form 10-D that disclosed that the Delinquency Percentage met or exceeded the Delinquency Trigger. The vote will be initiated no later than 90 days after the filing of the Form 10-D reporting that the Delinquency Percentage met or exceeded the Delinquency Trigger and will be completed no later than 150 days after such Form 10-D filing. The Servicer and the Administrator on behalf of the Issuer will cooperate with the Indenture Trustee to facilitate the voting process and the Servicer will pay the costs, expenses and liabilities incurred by the Issuer in connection with the voting process. If the Noteholders and Note Owners of a majority of the Outstanding Principal Amount of the Notes that are voted agree for an Asset Representations Review to be conducted, the Indenture Trustee will promptly send a Review Notice to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to commence the Asset Representations Review. Following the completion of the voting process, the next Form 10-D filed by the Depositor will disclose whether or note the Noteholders and Note Owners have voted for an Asset Representations Review.

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

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SECTION 8.2 Trust Accounts.

(a) On or prior to the Closing Date (or, in the case of clause (iv) below, the date indicated therein), the Issuer shall cause the Servicer to establish the following:

(i) For the benefit of the Noteholders, an Eligible Account (the “Collection Account”), bearing a designation of “[                    ]” indicating the Security Interest of the Indenture Trustee and that the funds deposited therein are held for the benefit of the Noteholders, such Eligible Account shall be non-interest bearing and established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Collection Account.

(ii) For the benefit of the Noteholders, an Eligible Account (the “Principal Distribution Account”), bearing a designation of “[                    ]” indicating the Security Interest of the Indenture Trustee and that the funds deposited therein are held for the benefit of the Noteholders, such Eligible Account shall be non-interest bearing and established by and maintained with the Indenture Trustee or its designee and which may be a sub-account of the Collection Account. No checks shall be issued, printed or honored with respect to the Principal Distribution Account.

(iii) [For the benefit of the Noteholders, an Eligible Account (the “Risk Retention Reserve Account”), bearing a designation of “[                    ]” indicating the Security Interest of the Indenture Trustee and that the funds deposited therein are held for the benefit of the Noteholders, such Eligible Account shall be non-interest bearing and established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Collection Account.]

(iv) For the benefit of the Noteholders, an Eligible Account (the “Reserve Account”, and together with the Collection Account[, the Risk Retention Reserve Account] and the Principal Distribution Account, the “Trust Accounts”), bearing a designation of “[                    ]” indicating the Security Interest of the Indenture Trustee and that the funds deposited therein are held for the benefit of the Noteholders, such Eligible Account shall be non-interest bearing and established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Reserve Account.

(v) On or prior to the Payment Date on which any of the Certificates are then held by a Person other than the Depositor or one of its Affiliates, for the benefit of the Certificateholders, in the name of the Issuer, an Eligible Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders, which Eligible Account shall be established by and maintained with the Certificate Paying Agent or its designee. No checks shall be issued, printed or honored with respect to the Certificate Distribution Account. For the avoidance of doubt, the Certificate Distribution Account shall not be a Trust Account.

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(b) On or before each Payment Date, the Issuer shall cause (i) the Servicer to deposit all Collections and Advances and (ii) the Servicer or the Bank as applicable, to deposit all Repurchase Prices with respect to the Collection Period preceding such Payment Date in the Collection Account. On the Business Day prior to each Payment Date, all amounts required to be withdrawn from the Reserve Account and deposited in the Collection Account pursuant to Section 4.3 of the Servicing Agreement shall be withdrawn by the Indenture Trustee from the Reserve Account and deposited to the Collection Account pursuant to the Servicer’s Certificate.

(c) Prior to the acceleration of the maturity of the Notes pursuant to Section 5.2 of this Indenture, on each Payment Date and the Redemption Date, the Indenture Trustee shall distribute the First Allocation of Principal [,][and the Second Allocation of Principal][and][,] the Regular Principal Distribution Amount to Noteholders in respect of principal of the Notes to the extent of the funds therein in the following order of priority:

(i) first, to the Holders of the Class A-1 Notes, until the Class A-1 Notes are paid in full;

(ii) second, to the Holders of the Class A-2[-A Notes and the Class A-2-B] Notes, [ratably,] until the Class A-2[-A Notes and Class A-2-B] Notes are paid in full;

(iii) third, to the Holders of the Class A-3 Notes, until the Class A-3 Notes are paid in full; and

(iv) fourth, to the Holders of the Class A-4 Notes, until the Class A-4 Notes are paid in full.

(v) [fifth, to the Holders of the Class B Notes, until the Class B Notes are paid in full.]

(d) On the Payment Date on which the Notes of all Classes have been paid in full, the Indenture Trustee shall take all necessary or appropriate actions, as directed by the Issuer and other than at its own expense, to transfer all of its right, title and interest in the Collection Account (including any investments and investment income) to the Owner Trustee for the benefit of the Certificateholders. Following such transfer, the Issuer shall cause the Servicer to establish the Collection Account with the Owner Trustee to be maintained under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders and the Certificate Paying Agent will make distributions from the Collection Account pursuant to Section 8.5(a).

SECTION 8.3 General Provisions Regarding Accounts. (a) At the direction of the Servicer, funds on deposit in the Collection Account and the Reserve Account shall be invested by the Relevant Trustee in Permitted Investments selected in writing by the Servicer and of which the Servicer provides notification (pursuant to standing instructions or otherwise); provided, that it is understood and agreed that if the Servicer does not provide such specific written investment direction or provides notification (pursuant to standing instructions or otherwise) that such funds on deposit in the Collection Account and the Reserve Account shall remain uninvested, those funds shall then remain uninvested unless and until the Servicer provides alternate notification with respect to the Collection Account and the Reserve Account; provided further, that it is further understood and agreed that neither the Servicer, the Relevant

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Trustee (subject to Section 6.1(c)) nor the Issuer shall be liable for any loss arising from such investment in Permitted Investments. All such Permitted Investments shall be held by or on behalf of the Relevant Trustee as secured party for the benefit of the Noteholders (or, if there are no Notes Outstanding, for the benefit of the Certificateholders); provided further, that on each Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Collection Account and the Reserve Account shall be distributed to the Servicer as additional servicing compensation and shall not be available to pay the distributions provided for in Section 8.5. All investments of funds on deposit in the Collection Account and the Reserve Account shall mature or be liquidated on the next Payment Date. No Permitted Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Permitted Investment and the Servicer directs the Relevant Trustee in writing to dispose of such Permitted Investment. Notwithstanding the foregoing, to the extent so provided in the Servicer’s Certificate, the Paying Agent is hereby authorized to liquidate the funds necessary to make the distributions described in Section 8.5 one (1) Business Day prior to each Payment Date.

(b) The Relevant Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Relevant Trustee for the benefit of the Noteholders (or, if there are no Notes outstanding, for the benefit of the Certificateholders). If, at any time, any Trust Account ceases to be an Eligible Account, the Servicer shall promptly notify the Relevant Trustee (unless such Trust Account is an account with the Relevant Trustee) in writing and within ten (10) Business Days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of the fact, establish a new Trust Account as an Eligible Account and shall direct the Relevant Trustee to transfer any cash and/or any investments to such new Trust Account.

(c) With respect to the Trust Account Property, the parties hereto agree that:

(i) any Trust Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Transaction Documents, the Relevant Trustee or its designee shall have sole signature authority with respect thereto;

(ii) any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iii) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Relevant Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof; and

(iii) any Trust Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to

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Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Relevant Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Relevant Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

(iv) to the extent any Trust Account Property is credited to a securities account, the account agreement establishing such securities account shall provide that the account agreement is governed solely by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and such institution acting as securities intermediary shall have at the time of entry of the account agreement and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention.

(d) The Indenture Trustee, to the extent it is acting in the capacity of securities intermediary with respect to Trust Account Property, represents, warrants and covenants that:

(i) it is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(ii) of the relevant UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the relevant UCC, and an “intermediary” as defined in the Hague Securities Convention;

(ii) it agrees with the Issuer that pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of the relevant UCC, the jurisdiction of the Indenture Trustee as securities intermediary is the State of New York and the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention with respect to the Trust Accounts; and

(iii) the Indenture Trustee has and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention.

(e) To the extent that there are any other agreements with the Indenture Trustee as securities intermediary governing the Trust Accounts, the parties agree that each and every such agreement is hereby amended to provide that, with respect to the Trust Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

(f) All interest and investment income (net of losses and investment expenses) on funds on deposit (i) in the Collection Account shall be distributed to the Servicer in accordance with the provisions of Section 3.7 of the Servicing Agreement and (ii) in the Reserve Account shall be distributed in accordance with Section 8.4(c) of this Indenture and Section 3.7 of the Servicing Agreement. The Relevant Trustee shall not be directed to make any investment of any funds or

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to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.

(g) Subject to Section 6.1(c), the Relevant Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account or the Reserve Account resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Relevant Trustee’s failure to make payments on any such Permitted Investments issued by the Relevant Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(h) If (i) investment directions shall not have been given in writing by the Servicer in accordance with Section 8.3(a) for any funds on deposit in the Collection Account and the Reserve Account to the Relevant Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee), on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) if the Notes shall have been declared due and payable following an Event of Default and amounts collected or received from the Trust Estate are being applied in accordance with Section 5.4 as if there had not been such a declaration, then the Relevant Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account and the Reserve Account in one or more Permitted Investments in accordance with the standing instructions most recently given by the Servicer.

(i) In making or disposing of any investment permitted by this Indenture, the Relevant Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Relevant Trustee or for any third person or dealing as principal for its own account.

SECTION 8.4 Additional Withdrawals and Deposits.

(a) The Paying Agent will, on the Business Day prior to each Payment Date, pursuant to the Servicer’s Certificate, withdraw from the Reserve Account the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amount in the Collection Account.

(b) The Paying Agent will, on the Business Day prior to the Payment Date relating to each Collection Period, pursuant to the Servicer’s Certificate, withdraw from the Reserve Account the Reserve Account Draw Amount and deposit such amount in the Collection Account.

(c) The Paying Agent will, on the Business Day prior to each Payment Date, pursuant to the Servicer’s Certificate, withdraw from the Reserve Account all investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account and, on such Payment Date, distribute such investment earnings to the Servicer.

(d) The Paying Agent shall receive written instructions from the Servicer (which may be in the form of a written order or request of the Servicer signed by an Authorized Officer of the

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Servicer upon which the Indenture Trustee shall be fully protected in relying with no liability thereafter) directing the Relevant Trustee to make the foregoing withdrawals and deposits.

SECTION 8.5 Distributions.

(a) Prior to any acceleration of the Notes pursuant to Section 5.2 and subject to Section 8.5(b), on each Payment Date, the Paying Agent (based solely on information contained in, and as directed by, the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 3.9 of the Servicing Agreement) shall make the following deposits and distributions, to the extent of Available Funds and the Reserve Account Draw Amount on deposit in the Collection Account for such Payment Date, in the following order of priority:

(i)

[first, to the Servicer (or any predecessor Servicer, if applicable) for reimbursement of outstanding Advances[; provided, however, that the Available Funds from the Risk Retention Reserve Account may not be used to pay the Servicer so long as the Servicer is an Affiliate of Fifth Third Bank];

(ii)

second, to the Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior Collection Periods[; provided, however, that the Available Funds from the Risk Retention Reserve Account may not be used to pay the Servicer so long as the Servicer is an Affiliate of Fifth Third Bank];

(iii)	[third, to the Swap Counterparty, the Net Swap Payment if any, for such payment date;]

(iv)

fourth, [pro rata based on amounts due (i) to the Swap Counterparty, any Senior Swap Termination Payments for such payment date and (ii)] to the Class A Noteholders, pro rata, the Accrued Note Interest for the related Interest Period; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Note Interest, the amounts available will be applied to the payment of such interest on the Notes on a pro rata basis based on the amount of interest owed;

(v)	fifth, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 8.2(c), the First Allocation of Principal, if any;

(vi)

sixth, to the Class B Noteholders, the Accrued Note Interest for the related Interest Period; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Note Interest, the amounts available will be applied to the payment of such interest on the Notes on a pro rata basis based on the amount of interest owed;

(vii)	seventh, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 8.2(c), the [Second Allocation of Principal] Regular Principal Distribution Amount, if any;

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(viii)	eighth, to the Reserve Account, any additional amounts required to increase the amount in the Reserve Account up to the Specified Reserve Account Balance;

(ix)	[ninth, to the swap counterparty, any Subordinated Swap Termination Payment and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

(x)

tenth, to the Owner Trustee (including as Certificate Paying Agent), the Delaware Trustee, the Indenture Trustee and the Asset Representations Reviewer, fees, expenses and indemnification amounts due and owing under the Servicing Agreement, the Trust Agreement, the Indenture and the Asset Representations Review Agreement, as applicable, which have not been previously paid; provided, that with respect to the Asset Representations Reviewer, such fees, expenses and indemnification amounts must have been due and unpaid for more than 60 days; and

(xi)	eleventh, to the Designated Certificateholder Account, any funds remaining.

Notwithstanding any other provision of this Section 8.5, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Paying Agent shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b).

(b) Notwithstanding Section 8.5(a), in the event that the Bank were to become the subject of an insolvency proceeding and the FDIC as receiver or conservator for the Bank pays damages as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, then the actions and distributions described in Section 12.5 of the Indenture shall be effected instead of Section 8.5(a).

SECTION 8.6 Release of Collateral. (a) The Indenture Trustee may if permitted by and in accordance with the terms hereof, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or such other document. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as there are no Notes Outstanding [and all amounts due to the Swap Counterparty under the Transaction Documents have been paid] (as certified by an Authorized Officer of the Issuer in an Officer’s Certificate delivered to the Indenture Trustee) and all amounts due to the Indenture Trustee hereunder have been paid in full, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture as directed by and with documents prepared by the Issuer. Such release shall include release of the lien of this Indenture and transfer of dominion and control over the Trust Accounts to the Issuer or its designee. The Indenture Trustee shall release property from the lien of this

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Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture (or shall be deemed to automatically release the lien of this Indenture without any further action) on any Receivable to be sold (i) the Servicer in accordance with Section 3.6 of the Servicing Agreement and (ii) the Bank pursuant to Section 3.3 of the Receivables Sale Agreement.

SECTION 8.7 Opinion of Counsel. The Indenture Trustee shall receive at least five (5) days’ notice (or such shorter notice acceptable to the Indenture Trustee) when requested by the Issuer to take any action pursuant to Section 8.6, accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, as to factual matters, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action. Such opinion shall be at other than the Indenture Trustee’s expense.

ARTICLE IX SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

(a)        Without the consent of the Noteholders, or any other Person, but with prior notice from the Issuer to each Rating Agency and subject to subsection (d), the Issuer and the Indenture Trustee (when so directed by an Issuer Request), at any time and from time to time, may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purposes of modifying in any manner the rights of the Noteholders under this Indenture subject to the satisfaction of the following conditions:

(i) the Issuer delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such supplemental indenture will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Issuer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

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[Notwithstanding the foregoing, no amendment under this Section 9.1 shall materially and adversely affect the rights or obligations of the Swap Counterparty under this Indenture unless the Swap Counterparty shall have consented in writing to such action (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent).]

(b)        Prior to the execution of any such supplemental indenture, the Issuer shall provide written notification of the substance of such supplemental indenture to each Rating Agency, the Delaware Trustee and the Owner Trustee; and promptly after the execution of any such supplemental indenture, the Issuer shall furnish a copy of such supplemental indenture to each Rating Agency, the Delaware Trustee, the Owner Trustee and the Indenture Trustee; provided, that no supplemental indenture pursuant to this Section 9.1 shall be effective which materially and adversely affects the rights, privileges, indemnities, protections, immunities, obligations or duties of the Delaware Trustee, the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(c)        Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.1, the Indenture Trustee shall mail to the Noteholders and the Certificateholders a copy of such amendment or supplemental indenture. Any failure of the Indenture Trustee to mail a copy of such amendment or supplemental indenture, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(d)        Notwithstanding subsection (a) of this Section 9.1, other than in connection with an amendment pursuant to Section 12.1(b) or Section 12.4, this Indenture may only be amended by the Issuer and the Indenture Trustee if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Delaware Trustee, the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. It will not be necessary for the Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if the Certificateholders approve the substance thereof.

SECTION 9.2 Supplemental Indentures with Consent of Noteholders.

(a)        Subject to subsection (b) of this Section 9.2, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice from the Issuer to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Note Balance, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, [that no such supplemental indenture shall materially and adversely affect the rights or obligations of the Swap Counterparty under this Indenture unless the Swap Counterparty shall have consented in writing to such supplemental indenture (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a

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written request for such consent); provided, further,] that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i) change the coin or currency in which, any Note or the interest thereon is payable, reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date or reduce the Redemption Price of any Note;

(ii) reduce the percentage of the Note Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv) reduce the percentage of the Note Balance, the consent of the Holders of which is required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the Note Balance plus accrued but unpaid interest on the Notes;

(v) modify any provision of this Section 9.2 in any respect materially adverse to the interests of the Noteholders;

(vi) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in the Transaction Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

(vii) impair the right to institute suit for the enforcement of payment as provided in Section 5.7.

(b)        Notwithstanding subsection (a) of this Section 9.2, other than in connection with an amendment pursuant to Section 12.1(b) or Section 12.4, this Indenture may only be amended by the Issuer and the Indenture Trustee if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Delaware Trustee, the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. It will not be necessary for the Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if the Certificateholders approve the substance thereof.

(c)        It shall not be necessary for the Noteholders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the Noteholders approve the substance thereof.

(d)        Prior to the execution of any such supplemental indenture, the Issuer shall provide written notification of the substance of such supplemental indenture to each Rating Agency, the

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Delaware Trustee and the Owner Trustee; and promptly after the execution of any such supplemental indenture, the Issuer shall furnish a copy of such supplemental indenture to each Rating Agency, the Delaware Trustee, the Owner Trustee and the Indenture Trustee; provided that no supplemental indenture pursuant to this Section 9.2 shall be effective which affects the rights, privileges, indemnities, protections, immunities, obligations or duties of the Delaware Trustee, the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(e)        Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders and the Certificateholders a copy of such amendment or supplemental indenture. Any failure of the Indenture Trustee to mail such amendment or supplemental indenture, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

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ARTICLE X REDEMPTION OF NOTES

SECTION 10.1 Redemption.

(a) Each of the Notes is subject to redemption in whole, but not in part, at the direction of the Bank, as Servicer, pursuant to Section 7.1 of the Servicing Agreement, on any Payment Date on which the Bank, as Servicer (or its designee) exercises its option to purchase the Trust Estate (other than the Reserve Account) pursuant to such Section, for a purchase price equal to the Optional Purchase Price, which amount shall be deposited by the Servicer (or its designee) into the Collection Account on the Redemption Date.

(b) Each of the Notes is subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under [clauses first through seventh] of Section 8.5(a) would be sufficient to pay in full the aggregate unpaid Note Balance of all of the Outstanding Notes as determined by the Servicer. On the Business Day prior to such Payment Date, the Indenture Trustee upon written direction from the Servicer shall transfer all amounts on deposit in the Reserve Account [(other than interest and investment income (net of losses and investment expenses)] to the Collection Account and on such Payment Date the Outstanding Notes shall be redeemed in whole, but not in part.

(c) If the Notes are to be redeemed pursuant to Sections 10.1(a) or 10.1(b), the Administrator or the Issuer shall provide at least 15 days’ prior notice of the redemption of the Notes to the Delaware Trustee, the Indenture Trustee and the Owner Trustee[, the Swap Counterparty] and the Indenture Trustee shall provide prompt (but not later than 10 days prior to the applicable Redemption Date) notice thereof to the Noteholders.

SECTION 10.2 Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.

All notices of redemption under Section 10.1 or 10.2 shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes, and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2);

(iv) that interest on the Notes shall cease to accrue on the Redemption Date; and

(v) the CUSIP numbers (if applicable) for such Notes.

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Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. In addition, the Issuer shall notify each Rating Agency upon redemption of the Notes. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any Note.

SECTION 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI MISCELLANEOUS

SECTION 11.1 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with that satisfies TIA Section 314(c)(1), (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with that satisfies TIA Section 314(c)(2) and (iii) if required by the TIA in the case of condition precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies TIA Section 314(c)(3), except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion in accordance with TIA Section 314(e) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b) (i)    Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject

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to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value in accordance with TIA Section 314(d) (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value in accordance with TIA Section 314(d) to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the Outstanding Note Balance, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Note Balance.

(iii) Other than as contemplated by Section 11.1(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Repurchased Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Note Balance.

(v) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Transaction Documents, including without limitation pursuant to Section 10.1 of this Indenture, and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents.

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SECTION 11.2 Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon an opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which his or her certificate is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Servicer, the Seller, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Administrator or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

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(i) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(ii) The ownership of Notes shall be proved by the Note Register.

(iii) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or e-mail (if an applicable facsimile number or e-mail address is provided on Schedule I to the Sale Agreement), and addressed in each case as specified on Schedule I to the Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

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Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or an Event of Default.

SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices, provided, that such methods are reasonable and acceptable to any applicable depository and the Indenture Trustee. The Indenture Trustee shall acknowledge receipt of any instructions from the Issuer regarding any alternate method of notice or payment as described in the preceding sentence. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 11.10 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11 Benefits of Indenture. [The Swap Counterparty shall be a third-party beneficiary to the provisions of this Indenture.] Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder, (ii) the Owner Trustee [, the Swap Counterparty] and (iii) the Delaware Trustee, (iv) the Noteholders and (v) any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding

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Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13 Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.16 Trust Obligation. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner or a beneficial interest in a Note, by accepting the benefits of this Indenture, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Seller or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 11.17 No Petition. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment

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of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join or institute against, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; provided that the foregoing shall in no way limit the rights of the parties hereto to pursue any other creditor rights or remedies that such Persons may have against the Issuer under applicable law.

SECTION 11.18 Intent. It is the intent of the Issuer that the Notes constitute indebtedness for all tax and financial accounting purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all tax and financial accounting purposes.

SECTION 11.19 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Indenture;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.20 Subordination of Claims. The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Seller to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by accepting the benefits of this Indenture, the

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Delaware Trustee (in its individual capacity and as the Delaware Trustee), by accepting the benefits of this Indenture, the Certificateholder, by accepting the Certificate, and Indenture Trustee (in its individual capacity and as Indenture Trustee), by entering into this Indenture, and each Noteholder, each Note Owner [and the Swap Counterparty], by accepting the benefits of this Indenture, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Delaware Trustee, the Indenture Trustee, each Noteholder or Note Owner and the Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Indenture Trustee (in its individual capacity and as the Indenture Trustee), by entering into or accepting this Indenture, the Certificateholder, by accepting the Certificate, and the Owner Trustee, the Delaware Trustee, and each Noteholder or Note Owner, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.

SECTION 11.21 Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by [                    ], not individually or personally but solely as Owner Trustee of the Issuer in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [                    ], but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on [                    ] individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, (d) [                     ] has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Indenture and (e) under no circumstances shall [                    ] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other related documents.

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SECTION 11.22 Information Requests. (a) The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

(b) The Indenture Trustee shall furnish to the Owner Trustee and the Delaware Trustee from time to time information (which is in the possession of the Indenture Trustee and is freely deliverable) regarding the Issuer or the Transaction Documents as the Owner Trustee or the Delaware Trustee, as applicable, shall reasonably request. The Indenture Trustee shall furnish to the Owner Trustee, the Delaware Trustee and the Seller upon request, a copy of the Note Register.

SECTION 11.23 [Limitation of Rights]. [All of the rights of the Swap Counterparty in, to and under this Indenture or any other Transaction Document (including, but not limited to, all of the Swap Counterparty’s rights as a third-party beneficiary of this Indenture and all of the Swap Counterparty’s rights to receive notice of any action hereunder or under any other Transaction Document and to give or withhold consent to any action hereunder or under any other Transaction Document) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty under such Interest Rate Swap Agreement.]

SECTION 11.24 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, will give to any Person, other than the parties to this Indenture and their successors under this Indenture, and the Noteholders and any other party with rights to payments or distributions under this Indenture, and any other Person with an ownership interest in any portion of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

[ARTICLE XII COMPLIANCE WITH THE FDIC RULE]

SECTION 12.1 [Purpose. (a) Each of the Noteholders, by its acceptance of the Notes, each of the Certificateholders, by its acceptance of the Certificates, the Fifth Third Parties and the Relevant Trustee acknowledges and agrees that the purpose of this Article XII is to facilitate compliance by the Fifth Third Parties with the provisions of the FDIC Rule. Each of the Noteholders, the Certificateholders, the Fifth Third Parties and the Relevant Trustee acknowledges that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in this Article XII shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

(b) If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the Issuer determines that an amendment to this Article XII is necessary or desirable, then the Issuer and the Relevant Trustee shall be authorized and entitled to amend this Article XII in accordance with such FDIC Rule amendment or guidance notwithstanding the requirements set forth in Section 9.1 and 9.2,

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provided that the Issuer delivers to the Relevant Trustee an Opinion of Counsel to the effect that such amendment is required to remain in compliance with the FDIC Rule. Nothing in this Section 12.1(b) shall limit the rights of the Indenture Trustee pursuant to Section 9.3 or the Owner Trustee and the Delaware Trustee pursuant to Section 11.1(d) of the Trust Agreement.

(c) As used in this Article XII, but subject to the rules of interpretation specified in Section 12.1(a) and Section 12.1(b), references to (i) the “sponsor” shall mean the Bank, (ii) the “issuing entity” shall mean, collectively, FTH LLC, the Seller and the Issuer (except in Section 12.2(e), where such term shall have the meaning in the FDIC Rule), (iii) the “servicer” shall mean the Servicer or Administrator, as applicable, (iv) “obligations” or “securitization obligations” shall mean the Notes and, to the extent permitted by the FDIC Rule, the Certificates, and (v) “financial assets” and “securitized financial assets” shall mean the Receivables (except in Section 12.2(e), where “financial assets” shall have the meaning in the FDIC Rule).

(d) Each of the Fifth Third Parties believes that the transactions and actions contemplated by the Transaction Documents and the Prospectus comply with the requirements of Section 12.2.

SECTION 12.2 Requirements of the FDIC Rule. As required by the FDIC Rule:

(a) Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the issuer and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(b) The sponsor, issuing entity and/or servicer, as appropriate, shall make available to investors, information describing the financial assets, obligations, capital structure, compensation of relevant parties and relevant historical performance data set forth below:

(i) On or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered; provided that information that is unknown or not available to the sponsor or the issuer after reasonable investigation may be omitted if the issuer includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;

(ii) On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for

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and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation and write-offs of financial assets;

(iii) While obligations are outstanding, the issuing entity shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and

(iv) In connection with the issuance of the obligations, the nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(c) Subject to Section 12.4, the sponsor or a majority-owned affiliate of the sponsor shall retain an economic interest in a material portion, defined as not less than five (5) percent, of the credit risk of the financial assets, in accordance with Regulation RR, 17 C.F.R. §246.1, et. seq., including the restrictions on sale, pledging and hedging set forth therein and any disclosure requirements set forth therein [which retained interest will be in the form of a representative sample of the securitized financial assets equal to not less than five (5) percent of the principal amount of the financial assets at transfer]. This retained interest may not be sold or pledged or hedged, except for the hedging of interest rate or currency risk, during the term of the securitization.

(d) The obligations shall not be predominantly sold to an affiliate (other than (i) a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor or (ii) an affiliated broker-dealer who purchases such obligations with a view to promptly reselling such obligations to persons or entities that are neither affiliates (other than wholly-owned subsidiaries of the sponsor consolidated for accounting and capital purposes with the sponsor) nor insiders of the sponsor in the ordinary course of such broker-dealer’s business pursuant to an underwriting or similar agreement entered into in the ordinary course of business) or an insider of the sponsor; provided that (i) at the time the obligations are sold to the affiliated broker-dealer, such broker-dealer sells not less than 51% of the principal amount of the obligations to persons and entities that are not affiliates (other than wholly-owned subsidiaries of the sponsor consolidated for accounting and capital purposes with the sponsor) or insiders of the sponsor; (ii) at all times after such obligations are sold to the affiliated broker-dealer, such broker-dealer holds the unsold portion of the obligations with the intent to sell such unsold portion to persons or entities that are not affiliates (other than wholly-owned subsidiaries of the sponsor consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor and

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(iii) the other requirements of the FDIC Rule, including, without limitation, the requirements of Sections 360.6(c)(3) and (4) of the FDIC Rule, are satisfied.

(e) The sponsor shall separately identify in its financial asset data bases the financial assets transferred into any securitization and shall maintain an electronic or paper copy of the closing documents in a readily accessible form, and a current list of all of its outstanding securitizations and issuing entities, and the most recent Form 10-K, if applicable, or other periodic financial report for each securitization and issuer. The sponsor shall make these records readily available for review by the FDIC promptly upon written request.

(f) To the extent serving as servicer, custodian or paying agent for the securitization, the sponsor shall not commingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two Business Days, necessary to clear any payments received.

SECTION 12.3 Performance. The Issuer agrees to perform the obligations set forth in Section 12.2, except to the extent any such obligation is specifically imposed exclusively upon the servicer or the sponsor.

SECTION 12.4 Effect of Risk Retention Rules. Section 12.2(c) hereof shall not be construed to require the sponsor to retain any greater economic interest in the credit risk of the financial assets than is required to comply with the FDIC Rule and other applicable law.

SECTION 12.5 Actions Upon Repudiation.

(a) In the event that the Sponsor becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for the Sponsor exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the Servicer (including any successor Servicer, if the Bank has been replaced as Servicer) shall ascertain whether the FDIC in such capacity will pay damages as provided in such paragraph (d)(4)(ii). Upon making such determination, the Servicer shall promptly, and in any event no more than one Business Day thereafter (or, if the Servicer fails to act, the Noteholders representing not less than a majority of the Outstanding Note Balance or the Majority Certificateholders may), so notify the Delaware Trustee, the Indenture Trustee and the Owner Trustee.

(b) Upon receipt of the notice specified in Section 12.5(a) indicating that a payment will be made, the Relevant Trustee shall make a distribution to Noteholders and Certificateholders of such damages, which date shall be the next Payment Date on which such damages could be distributed (the “applicable distribution date”) subject to all applicable provisions of this Indenture, applicable law and the procedures of any applicable Clearing Agency.

(c) When the applicable distribution date is determined, (i) the Computation Agent shall promptly compute the amount of interest to be paid on each Class of Notes on the applicable distribution date, which interest (unless such applicable distribution date is a Payment Date) shall be the amount accruing up to the applicable distribution date and which shall be computed by pro rating the amount that would otherwise be payable on the next succeeding Payment Date on the basis of (x) the number (in the case of Notes other than the Class A-1 Notes, not to exceed 30) of days elapsed from such preceding Payment Date divided by (y) 30 and (ii) the Owner Trustee,

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based on written instructions setting forth the damages calculation provided by the Majority Certificateholders, shall notify the Indenture Trustee and the FDIC of the damages due to the Certificateholders pursuant to Section 360.6(d)(4)(ii) of the FDIC Rule. The Computation Agent shall notify the Delaware Trustee, the Owner Trustee and the Indenture Trustee (if a separate Person) of the applicable amounts of principal and interest to be paid on each Class of Notes not later than the Business Day following the day on which the applicable distribution date is determined. The Owner Trustee shall not be liable for the accuracy or completeness of, nor shall it have any duty to investigate or verify, any calculation of damages provided to it by the Majority Certificateholders.

(d) [Reserved].

(e) Following payment by the FDIC of such damages,

(i) such damages with respect to the Notes shall be deposited into the Principal Distribution Account and such damages with respect to the Certificates shall be deposited into the Designated Certificateholder Account;

(ii) the Computation Agent shall promptly, and no later than one Business Day after such damages have been paid by the FDIC, (i) compute the amount, if any, required to be withdrawn from available funds in the Reserve Account and transferred to the Principal Distribution Account so that the amount on deposit in the Principal Distribution Account shall equal the aggregate amount to be distributed as specified in Section 12.5(c), and (ii) promptly inform the Servicer, the Delaware Trustee, the Owner Trustee and the Indenture Trustee (if a separate Person) of such computations;

(iii) on the applicable distribution date, the Indenture Trustee shall, first, withdraw from monies on deposit in the Reserve Account and, if necessary, monies on deposit in the Collection Account the amount necessary to pay the Delaware Trustee, the Indenture Trustee and the Owner Trustee any accrued and unpaid fees (including any prior unpaid Delaware Trustee, Indenture Trustee or Owner Trustee fees) and reasonable fees and expenses (including reasonable attorney’s fees and expenses, including indemnification amounts) not previously paid and distribute such amount to the Delaware Trustee, the Indenture Trustee and the Owner Trustee, pro rata based on amounts due, second, based on the computations in Section 12.5(e), withdraw from monies on deposit in the Reserve Account and, if necessary, monies on deposit in the Collection Account the amount so computed and deposit such amount into the Principal Distribution Account and third, cause all amounts deposited in the Principal Distribution Account pursuant to this Section 12.5 to be applied in accordance with the following order of priority:

(a) first, to the Holders of the Notes, ratably, interest on the Notes in the amount computed by the Computation Agent pursuant to Section 12.5(c);

(b) second, to the Holders of the Class A-1 Notes, in respect of principal thereon, until the Class A-1 Notes have been paid in full; and

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(c) third, to the Holders of the Class A-2[-A Notes, the Class A-2-B] Notes, the Class A-3 Notes and the Class A-4 Notes, in respect of principal thereon, on a pro rata basis, until all classes of the Notes have been paid in full;

(iv) on the applicable distribution date, the Owner Trustee or the Certificate Paying Agent shall, based on the computations in Section 12.5(c), cause all amounts deposited in the Designated Certificateholder Account pursuant to this Section 12.5 to be distributed to the Certificateholders, pro rata based on the Percentage Interest of each Certificateholder; and

(v) any funds remaining in the Collection Account and the Reserve Account shall be distributed on the following Payment Date (or on such applicable distribution date, if it is a Determination Date), such distributions to be made in accordance with Section 5.4 or 8.5, as applicable, with the Relevant Trustee to adjust the amounts of such distributions to take into account the amounts distributed on the applicable distribution date.

SECTION 12.6 Notice.

(a) In the event that the Bank becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the party receiving such notice shall promptly deliver such notice to each of the Fifth Third Parties and the Indenture Trustee, the Delaware Trustee and the Owner Trustee.

(b) If the FDIC (i) is appointed as a conservator or receiver of the Bank and (ii) is in default due to its failure to pay principal or interest when due following the expiration of any cure period hereunder or under the other Transaction Documents, the Indenture Trustee at the direction of the Noteholders representing not less than a majority of the Outstanding Note Balance, the Servicer or the Majority Certificateholders shall be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Transaction Documents. Upon delivery of such notice, the Relevant Trustee may exercise any contractual rights such Relevant Trustee may have in accordance with the Transaction Documents and the FDIC Rule. The Indenture Trustee shall, at the written direction of the Noteholders representing not less than a majority of the Outstanding Note Balance and the Owner Trustee, on behalf of the Issuer, shall, at the written direction of the Majority Certificateholders, exercise such contractual rights.

SECTION 12.7 Reservation of Rights. Neither the inclusion of this Article XII in this Indenture nor the compliance by any Person with, or the acknowledgment by any Person of, this Article’s provisions constitutes an agreement or acknowledgment by any Person that, in the case of an insolvency proceeding with respect to the Bank, a receiver or conservator will have any rights with respect to the Trust Estate.]

SECTION 12.8 USA Patriot Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

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Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, the “USA Patriot Act”), the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request from time to time in order to comply with any applicable requirements of the USA Patriot Act.

SECTION 12.9 Form 8-K Filings. So long as Fifth Third Holdings Funding, LLC is filing Exchange Act Reports with respect to the Issuer, the Indenture Trustee shall promptly notify Fifth Third Holdings Funding, LLC, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which Fifth Third Holdings Funding, LLC or the Servicer has actual knowledge). The Indenture Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Indenture Trustee or any action or failure to act by the Indenture Trustee.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

FIFTH THIRD AUTO TRUST 20[ ]-[ ]

By: [ ], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

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[ ], not in its individual capacity but solely as Indenture Trustee

By:
Name: Title:

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Agreed with respect to Sections 7.2(b) and 7.5: FIFTH THIRD BANK, as Servicer

By:
Name:
Title:

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SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows on the Closing Date:

General

1.        The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Collateral in favor of the Indenture Trustee, for the benefit of the Noteholders, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

2.        The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts”, “instruments”, “promissory notes”, “payment intangibles” or “general intangibles,” within the meaning of the applicable UCC.

3.        Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable, such Receivable is secured by a first priority validly perfected and enforceable security interest in the related Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator, as secured party, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

4.        Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.

Creation

5.        Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

Perfection

6.        The Issuer has submitted or will have caused to be submitted on the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder for the benefit of the Noteholders; and the Servicer, in its capacity as custodian has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or

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security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

7.        With respect to Receivables that constitute an instrument or tangible chattel paper, either:

(i)        All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or

(ii)        Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

(iii)        The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer (in its capacity as custodian) that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

8.        With respect to the Trust Accounts that constitute deposit accounts, either:

(i)        the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or

(ii)        the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Trust Accounts.

9.        With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:

(i)        the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer; or

(ii)        the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the Person having a security entitlement against the securities intermediary in each of such Trust Accounts.

Priority

10.        The Issuer has not authorized the filing of, and is not aware of any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to FTH LLC under the Receivables Sale Agreement, (ii) relating to the conveyance of the Receivables by FTH LLC to the Seller under the Purchase Agreement, (iii) relating to the

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conveyance of the Receivables by the Seller to the Issuer under the Sale Agreement, (iv) relating to the security interest granted to the Indenture Trustee under the Indenture or (v) that has been terminated.

11.        The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.

12.        Neither the Issuer nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

13.        None of the instruments, electronic chattel paper or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than FTH LLC, the Seller, the Issuer or the Indenture Trustee.

14.        No Trust Account that constitutes a securities account or securities entitlement is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any Person other than the Indenture Trustee.

15.        No Trust Account that constitutes a deposit account is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any Person other than the Indenture Trustee.

Survival of Perfection Representations

16.        Notwithstanding any other provision of the Indenture or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed.

No Waiver

17.        The Issuer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Issuer to Maintain Perfection and Priority

18.        The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables. The Issuer shall, from time to time and

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within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority interest.

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Exhibit A

FORM OF NOTES

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FORM OF CLASS [A-1] [A-2-A] [A-2-B] [A-3] [A-4] [B] NOTE

REGISTERED	$ [1]
No. R-	CUSIP NO.
ISIN NO.

[For Retained Notes: THIS NOTE OR ANY INTEREST HEREIN HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED. THIS NOTE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO. FOR THE AVOIDANCE OF DOUBT, THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO THE DEPOSITOR OR ANY OF ITS AFFILIATES.

TRANSFERS OF THIS NOTE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.]

[For Non-Retained Notes: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACQUIRING THIS NOTE, EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR ANY INTEREST HEREIN) WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974,

1 Denominations of $[        ] and integral multiples of $[        ] in excess thereof.

A-1	20[ ]-[ ] Indenture

AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE (III) ANY ENTITY DEEMED TO HOLD THE ASSETS OF ANY OF THE FOREGOING, OR (IV) ANY PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B)(I) THE NOTE IS RATED INVESTMENT GRADE BY A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION AT THE TIME OF PURCHASE OR TRANSFER, AND (II) THE ACQUISITION AND HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

FIFTH THIRD AUTO TRUST 20[    ]-[        ]

CLASS [A-1] [A-2-A] [A-2-B LIBOR +[●]%] [A-3] [A-4] [B] [    ]%

AUTO LOAN ASSET BACKED NOTES

Fifth Third Auto Trust 20[    ]-[    ], a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to [                    ], or registered assigns, the principal sum of [        ] DOLLARS ($[        ]), in monthly installments on the [        ] of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on [            ], 20[    ] (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A-2-A] [A-2-B LIBOR + [●]%] [A-3] [A-4] [B] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b), 8.2 and 8.5 of the Indenture; provided, however, that the entire Class [A-1] [A-2-A] [A-2-B LIBOR + [●]%] [A-3] [A-4] [B] Note Balance shall be due and payable on the earliest of (i) [                    ] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. [Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date.] [Interest on this Note will accrue for each Payment Date, from and including the 15th day of the calendar month preceding such Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the 15th day of the month in which such Payment Date occurs.] Interest will be computed on the basis of [actual days elapsed and a 360-day year] [a 360-day year of twelve 30-day months]. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

A-2	20[ ]-[ ] Indenture

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, by its Authorized Officer.

Dated: [            ], 20[    ]

A-3	20[ ]-[ ] Indenture

FIFTH THIRD AUTO TRUST 20[ ]-[ ]

By: [ ], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-4	20[ ]-[ ] Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: [            ], 20[    ]

[ ], a national banking association, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-5	20[ ]-[ ] Indenture

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [Class A-1%] [Class A-2-A     %] [Class A-2-B LIBOR +     %] [Class A-3%] [Class A-4%] [Class B     %] Auto Loan Asset-Backed Notes (herein called the “Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4] [B] Notes” or the “Notes”), all issued under an Indenture dated as of [                    ], 20[    ] (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and [                    ], a [                    ], not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale Agreement shall have the meanings assigned to them in the Indenture or in Appendix A of the Sale Agreement.

The Class A-1 Notes, the Class A-2[-A Notes, the Class A-2-B] Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4] [B] Note Balance shall be due and payable on the earliest of (i) [        ], 20[    ] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4] [B] Notes shall be made pro rata to the Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4] [B] Noteholders entitled thereto.

Payments of principal of and interest on this Note made on each Payment Date, Redemption Date or upon acceleration shall be made by wire transfer if an account has been designated by the related Noteholder three Business Days prior to the related Payment Date and otherwise by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the

A-6	20[ ]-[ ] Indenture

Person who was the registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the applicable Corporate Trust Office of the Indenture Trustee or such other address as is selected by the Indenture Trustee pursuant to the terms of the Indenture.

Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

It is the intent of the Seller, the Servicer, the Noteholders and the Note Owners that, for purposes of federal, state and local income and franchise tax the Class A-1 Notes, the Class A-2[-A Notes, the Class A-2-B] Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will qualify as indebtedness of the Issuer (other than Retained Notes that are held by the Issuer or a Person treated as the same Person as the Issuer for United States federal income tax purposes). The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.

Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy,

A-7	20[ ]-[ ] Indenture

reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

A-8	20[ ]-[ ] Indenture

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                                                                                        */

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/        NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-9	20[ ]-[ ] Indenture